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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Neon Therapeutics, Inc. of our report dated March 2, 2018, except for the effects of the reverse stock split discussed in Note 15 to the consolidated financial statements, as to which the date is June 15, 2018, relating to the financial statements of Neon Therapeutics, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 15, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM